UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2013

MEDICAN ENTERPRISES, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-53408	87-0474017
(Commission File Number)	(IRS Employer Identification No.)

5955 Edmond Street, Suite 102 Las Vegas, NV 89118

(Address of Principal Executive Offices)

800-416-8802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2014, the Company and its subsidiaries Medican Systems Inc. and Medican (CanaLeaf) Systems Inc. (referred to collectively herein as “Medican CanaLeaf”) entered into an Amended and Restated Management Services Agreement (the “Amended Management Services Agreement”) with International Herbs (BC) LTD. (“IHL”), LFG Advisory Ltd. and LFG Advisory & Accounting Ltd. ( referred to collectively as “LFG”). Under the terms of the Amended Management Services Agreement, the Company modified, clarified and restated the terms of the original Management Services Agreement entered into on November 15, 2013 among the parties.

According to the terms of the Amended Management Services Agreement, IHL and LFG agree to cooperate and work together to promote and develop the business of Medican CanaLeaf and to assist Medican CanaLeaf in partnering with International Herbs Medical Marijuana Ltd. (“IHMML”), a company that is applying to obtain licensed producer status from Health Canada.

The Management Services Agreement amends the dates of the three phases of management services provided or to be provided by IHL and LFG. Phase I was deemed completed on February 24, 2014 and consisted of consulting services and the formulation of a business strategy. All fees due under Phase I have been paid in full to IHL and LFG.

Phase II of the Amended Management Services Agreement is defined as the period between February 25, 2014 and March 21, 2014 (or such other date as the parties may mutually agree). During Phase II, LFG agrees to provide Medican CanaLeaf with consulting services to develop facilities and its business infrastructure. IHL agrees to cooperate with Medican CanaLeaf to design, build and develop a facility in Canada in which it will lawfully produce and from which it will lawfully distribute marijuana (the “Facility”), to hire employees as deemed necessary for the operation of the Facility and all business conducted at and in relation to the Facility, to develop and implement systems and processes to optimize the production and profitability of all business conducted at and in relation to the Facility, to ensure compliance with and adherence to all applicable laws and regulations, and to prepare the Facility for a final site visit and inspection by the government and regulatory personnel.  During Phase II, Medican CanaLeaf shall enter into a Share Purchase Agreement pursuant to which Medican CanaLeaf shall acquire a fifty percent interest in IHMML and a Shareholders Agreement among the shareholders of IHMML. Upon completion of Phase II, Medican CanaLeaf will pay to IHL a fee of CAD$500,000 and will pay LFG a fee in the amount of CAD$100,000.

The third phase of the Amended Management Services Agreement commences after the completion of Phase II and runs until a date of completion to be agreed upon by the parties (“Phase III”). During Phase III, LFG will provide Medican CanaLeaf with consulting services to develop facilities and business infrastructure necessary to operate its business. IHL agrees to assist Medican CanaLeaf with the development of a strategic plan regarding all aspects of operating a lawful business. Medican CanaLeaf agrees to pay LFG CAD$17,500 per month plus applicable taxes for the duration of Phase III.

In addition to the payments mentioned above, during Phase One and Phase Two, Medican CanaLeaf agrees to pay IHL and LFG an amount equal to two percent (2%) of all money procured from investors, and the Company shall issue shares of its common stock as equity compensation to  IHL and LFG or its nominees totaling 5,000,000 shares of issued and outstanding common stock of the Company.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description
10.1	Amended Management Services Agreement dated March 13, 2014

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medican Enterprises, inc.

March 17, 2014.	By:	/s/Kenneth Williams
Kenneth Williams
Chief Executive Officer, Chief Financial Officer and Director